EXHIBIT 4.2.71
                                                                  --------------



EXCEPT AS OTHERWISE PROVIDED IN THIS WARRANT, THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, (ii) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR (iii) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.


                             SALON MEDIA GROUP, INC.
                          COMMON STOCK PURCHASE WARRANT


     1. Price and Number of Shares Subject to Warrant. FOR VALUE RECEIVED and subject to the terms and conditions herein set forth, HAMCO Capital Corporation (the "Purchaser"), is entitled to purchase from Salon Media Group, Inc., a Delaware corporation (the "Company"), at any time after 5:00 p.m. California time on November 24, 2003 and before the termination of this Warrant pursuant to
Section 12 below, at a price per share equal to $0.0575, as adjusted in accordance with Section 3 below (the "Warrant Price"), that number of shares indicated in Section 2 below of fully paid and nonassessable shares of the Common Stock of the Company (which Common Stock currently trades on the OTC), as adjusted pursuant to Section 3 (the "Warrant Shares").

     2. Number of Shares of Warrant Shares. The number of Warrant Shares for which this Warrant is exercisable is equal to 150,000.

     3. Adjustment of Warrant Price and Warrant Shares. The number of shares of Warrant Shares issuable upon the exercise of this Warrant and the exercise price thereof shall be subject to adjustment from time to time, and the Company agrees to provide notice upon the happening of certain events, as follows:

     (a) Merger, Sale of Assets, etc. If at any time the Company proposes to (i) consolidate with or merge with or sell or convey all or substantially all of its assets to any other corporation or entity, or (ii) distribute stock, securities or other assets to the holders of Common Stock in exchange for their shares of the Company's Common Stock, then the Company shall give the holder of this Warrant thirty (30) days advance notice of the effective date of such transaction and to the extent the Warrant has not been exercised in full by the effective date of such transaction, this Warrant shall terminate. The foregoing notwithstanding, a merger or consolidation of the Company with or into another corporation after which the shareholders of the Company immediately prior to such transaction hold more than fifty percent (50%) of the voting power of the surviving entity, shall not result in termination of this Warrant; instead this Warrant shall be exchanged for a warrant of the surviving corporation that shall entitle the holder hereof to acquire upon the exercise thereof the number of shares of stock or

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other property to which the holder of the number of shares of the Warrant Shares which are subject to this Warrant on the effective date of the merger would have been entitled to receive for such securities under the terms of the merger.

     (b) Reclassification, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter entitle its holder to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision. combination, reclassification or other change. If shares of the class of the Company's stock for which this Warrant is being exercised are subdivided or combined into a greater or smaller number of shares of stock, the Warrant Price shall be proportionately reduced in the case of subdivision of shares or proportionately increased in the case of combination of shares, in both cases by the ratio which the total number of shares of such class of stock to be outstanding immediately after such event bears to the total number of shares of such class of stock outstanding immediately prior to such event.

     (c) Adjustment for Dividends in Stock. In case at any time or from time to time on or after the date hereof the holders of the shares of the Company's capital stock of the same class and series as the Warrant Shares (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Warrant Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock of the Company which such holder would hold on the date of such exercise had it been the holder of record of such Warrant Shares on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by paragraph (c) of this Section 3.

     (d) Adjustment of Warrant Price.

     (i) Special Definitions. For purposes of this Section 3(d), the following definitions shall apply:

               (A) "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as defined below).

               (B) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

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               (C) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of
Common Stock issued (or, pursuant to Section 3(d)(iii) below, deemed to be issued) by the Company after the Warrant Issue Date (as defined below), other than shares of Common Stock issued or issuable:

     (I) upon conversion of shares of Series A Preferred Stock or Series B Preferred Stock;

     (II) to officers, directors or employees of, or consultants to, the Company pursuant to a warrant, stock grant, option agreement or plan, purchase plan or other employee stock incentive program or agreement approved by the Board of Directors, up to a maximum number of shares of Common Stock (assuming full conversion of any such convertible securities into Common Stock) equal to 25% of the then outstanding shares of the Company's Common Stock, Series A Preferred Stock (as converted) and Series B Preferred Stock (as converted);

     (III) in connection with the acquisition by the Company of another business entity or majority ownership thereof approved by the Board of Directors;

     (IV) to lease companies, real estate lessors, banks or financial institutions, whether shares or warrants, in connection with any lease or debt financing transaction approved by the Board of Directors;

     (V) upon exercise of warrants outstanding as of the date of the Warrant Issue Date (as defined hereafter);

     (VI) in connection with a transaction described in Section 3(d)(iv);

     (VII) in connection with a strategic investment and/or acquisition of technology or intellectual property approved by the Board of Directors;

     (VIII) by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (1) through (7).

               (D) "WARRANT ISSUE DATE" shall mean the date on which the Warrant was first issued by the Company.

     (ii) No Adjustment of Warrant Price. No adjustment in the Warrant Price shall be made with respect to the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Warrant Price in effect on the date of, and immediately prior to, such issue.

     (iii) Deemed Issue of Additional Shares of Common Stock. In the event the Company at any time or from time to time after the Warrant Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of the Convertible Securities shall be deemed to be Additional Shares of Common Stock issued as of the time of the issuance of such Option or Convertible Security or, in case such a record date shall have been fixed, as of the close of business on such record date:

               (A) except as provided in Section 3(d)(iii)(B) and 3(d)(iii)(C) below, no further adjustment in the Warrant Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (other than under or by reason of provisions designed to protect against dilution), a Warrant Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

               (C) upon the expiration of any such Options or Convertible Securities, the Warrant Price, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Options or Convertible Securities; and

               (D) no readjustment pursuant to Section 3(d)(iii) clauses (B) and
(C) above shall have the effect of increasing the Warrant Price to an amount which exceeds the lower of (1) the Warrant Price on the original adjustment date or (2) the Warrant Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.


          (iv) Adjustment of Warrant Price Upon Issuance of Additional Shares of Common Stock Below Purchase Price. In the event this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(iii)), after the Warrant Issue Date, without consideration or for a consideration per share less than the Warrant Price in effect on the date of and immediately prior to such issue (such issuance price being referred to herein as the "DILUTION PRICE"), then and in each such event the Warrant Price shall automatically be adjusted as set forth in this Section 3(d)(iv), unless otherwise provided in this Section 3(d)(i).

               (A) Adjustment Formula. Whenever the Conversion Price is adjusted by Section 3(d)(iv), the new Warrant Price shall be determined by multiplying the Warrant Price then in effect by a fraction, the numerator of which shall be the number of

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shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Warrant Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issues plus the number of such additional shares of Common Stock so issued. For the purposes of this paragraph, the number of outstanding shares of Common Stock shall be deemed to include the Common Stock issuable on conversion of all other outstanding Preferred Stock, upon conversion or exercise of any other outstanding Convertible Securities and upon exercise of all vested Options (and assuming conversion of Convertible Securities issuable upon exercise of Options).

          (v) Determination of Consideration. For purposes of this Section 3(d), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:


               (A) Cash and Property: Such consideration shall:

                    (1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof;

                    (2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined by Board in the good faith exercise of its reasonable business judgment; and

                    (3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board.

               (B) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(d), relating to Options and Convertible Securities, shall be determined by dividing:

                    (1) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                    (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     4. No Stockholder Rights. This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle its holder to any of the rights of a stockholder of the Company.

     5. Exercise of Warrant. This Warrant may be exercised in whole or part by the holder, at any time after the date hereof and prior to the termination of this Warrant, by the surrender of this Warrant, together with the Notice of Exercise attached hereto as Attachment 1, duly completed and executed at the principal office of the Company, accompanied by payment in full of the Warrant Price in cash or by check with respect to the shares of Warrant Shares being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Shares issuable upon such exercises shall be treated for all purposes as holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Shares issuable upon such exercise.

     6. Conversion. In lieu of exercising this Warrant or any portion hereof by paying cash, the holder hereof shall have the right to convert this Warrant or any portion hereof and receive Warrant Shares by executing and delivering to the Company at its principal office the written notice of conversion in the form attached hereto as Attachment 2, respectively, specifying the portion of the Warrant to be converted, and accompanied by this Warrant. The number of shares of Warrant Shares to be issued upon such conversion shall be computed using the following formula:

            X = (P)(Y)(A-B)/A

            Where                   X =         the number of shares of
                                                Warrant Shares to be issued
                                                to the holder for the portion
                                                of the Warrant being
                                                converted.

                                    P =         the portion in the form of a
                                                fraction of the Warrant being
                                                converted.

                                    Y =         the total number of shares of
                                                Warrant Shares issuable upon
                                                exercise of the Warrant in full.

                                    A =         the fair market value of one
                                                share of Warrant Shares which
                                                shall mean the last reported
                                                sale price per share of the
                                                Common Stock as reported on
                                                the Nasdaq National Market
                                                (or if the Common Stock is
                                                not then listed on the Nasdaq
                                                National Market, then such
                                                last reported sale price on a
                                                national securities exchange
                                                or other
                                                nationally recognized exchange
                                                or trading system) on the day
                                                upon which the holder delivered
                                                its notice of conversion to the
                                                Company, or if no such price is
                                                reported on such day, such price
                                                on the next preceding business
                                                day for which such price is
                                                reported.

                                    B =         the Warrant Price on the day
                                                upon which the holder delivered
                                                its notice of conversion to the
                                                Company.

Any portion of this Warrant that is converted shall be immediately canceled.

     7. Certificate of Adjustment. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall deliver to the record holder of this Warrant a certificate of an officer or other authorized person of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

     8. Sale or Transfer of Warrant. The Purchaser shall not sell or transfer this Warrant other than to an affiliate of Purchaser. For the purposes of this Agreement, an "Affiliate" shall mean any partner, limited partner or member of Purchaser or any person or entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with Purchaser.

     9. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon the Company, its successors and assigns. This Warrant cannot be assigned by Purchaser, except to an Affiliate, without the express written consent of the Company.

     10. Representations and Covenants of the Company. The Company makes the following representations and covenants:

     (a) Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Warrant, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Warrant Shares issuable hereunder has been taken or will be taken prior to the Closing, and this Warrant constitutes valid and legally binding obligations of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in this Warrant may be limited by applicable federal or state securities laws.

     (b) Valid Issuance of Common Stock. The Warrant Shares issuable hereunder, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Warrant and under applicable state and federal securities laws.

     (c) Reservation of Common Stock. The Common Stock issuable upon exercise or conversion of this Warrant has been duly and validly reserved. The Company will at all times during the term of the Warrant have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise rights represented by the Warrant, free from preemptive rights. In the event the number of authorized but unissued shares of Common Stock are not sufficient to permit exercise of the Warrant, the Company will take any such corporate action necessary to increase its authorized but unissued shares of common Stock to permit such exercise.

     (d) Company Action. The Company will at all times during the term of this Warrant act in good faith to assist in the carrying out of all of the provisions of this Warrant. The Company will at all times during the term of the Warrant take any and all action as may be necessary or appropriate to protect the exercise of the rights of the Purchaser under this Warrant.

     11. Representations and Covenants of the Purchaser. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Purchaser:

     (a) Investment Purpose. The right to acquire Common Stock contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Purchaser has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

     (b) Private Issue. The Purchaser understands (i) that the Common Stock issuable upon exercise of the purchase rights under this Warrant is not registered under the Securities Act of 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section.

     (c) Financial Risk. Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser's investment; (ii) has the ability to bear the economic risks of Purchaser's prospective investment; (iii) has had access to such information as Purchaser has considered necessary to make a determination to purchase the investment together with such additional information as is necessary to verify the accuracy of the information supplied; and (iv) has not been offered the investment by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

     (d) Accredited Investor. Purchaser is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

     (e) Authorization. This Warrant constitutes the Purchaser's valid and legally binding obligation, enforceable in accordance with its terms.

     (f) Disclosure of Information. Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the rights under this Warrant. Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Warrant and the Common Stock issuable upon exercise of the purchase rights thereunder.

     (g) Investment Experience. Purchaser is an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Company's stock. If other than an individual, Purchaser also represents that it has not been organized for the purpose of acquiring the rights under this Warrant.

     (h) Legends. It is understood that the Common Stock issuable upon exercise of the rights under this Warrant may bear one or all of the following legends:

               (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR (ii) IN COMPLIANCE WITH RULE 144, OR (iii) PURSUANT TO AN OPINION OF COUNSEL, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION."

               (ii) Any legend required by the laws of the State of California or other states, including any legend required by the California Department of Corporations and Sections 417 and 418 of the Corporations Code.

     12. Termination. Unless otherwise terminated pursuant to Section 3 (a) above, this Warrant shall terminate at 5:00 p.m., California time, on the third anniversary of the date hereof.

     13. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon receipt after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address supplied by Purchaser to the Company or at such other address as Purchaser shall designate by ten days advance written notice to the Company.

     14. Miscellaneous. This Warrant shall be governed by the laws of the State of Delaware, as such laws are applied to contracts to be entered into and performed entirely in Delaware by Delaware residents. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Any provision of this Warrant may be amended, waived or modified upon the written consent of the Company, and the Purchaser; provided, however that each other Purchaser of a Warrant shall, at its option, be entitled to amend, waive or modify the Warrant held by such Purchaser in a similar manner.

Upon delivery of written notice to the Company by the Purchaser, this Warrant shall be deemed amended, waived or modified in the same manner as any other Warrant. Any amendment or waiver effected in accordance with this Section 14 shall be binding upon the Company, the Purchaser and each transferee of this Warrant.



                                     SALON MEDIA GROUP, INC.


                                     Signed:  /s/ David Talbot

                                     Printed:  David Talbot

                                     Title: Chairman and Chief Executive Officer